Safe Harbor Language
Certain matters discussed within this Supplemental Information may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2017, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopment or renovation projects that we do pursue may cost more, take more time to complete or fail to perform as expected;

•
risk that we are investing a significant amount in ground-up development projects that may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this Supplemental Information. Except as required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events, or otherwise. You should review the risks contained in our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 13, 2017.

NEWS RELEASE	www.federalrealty.com

FOR IMMEDIATE RELEASE

Investor Inquiries:	Media Inquiries:
Leah Andress	Andrea Simpson
Investor Relations Associate	Vice President, Marketing
301.998.8265	617.684.1511
landress@federalrealty.com	asimpson@federalrealty.com

Federal Realty Investment Trust Announces Second Quarter 2017 Operating Results

ROCKVILLE, Md. (August 2, 2017) - Federal Realty Investment Trust (NYSE:FRT) today reported operating results for its second quarter ended June 30, 2017. Highlights of the quarter include:

•	Generated earnings per diluted share of $1.05 for the quarter compared to $0.78 in second quarter 2016.

•	Generated FFO per diluted share of $1.49 for the quarter compared to $1.42 in second quarter 2017, representing growth of 4.9%.

•	Generated same center property operating income growth of 3.9% for the second quarter.

•	Signed leases for 397,555 sf of comparable space (432,164 sf total) in the second quarter at an average rent of $45.55 psf and achieved cash basis rollover growth on those comparable spaces of 13%.

•
Party to a binding contract to form a new joint venture with Primestor Development, which will own an interest in seven shopping centers totaling over 1.3 million square feet on 114 acres of urban land in Latino communities in Los Angeles, California.

•
Opportunistically issued $300 million aggregate principal amount of 3.25% Notes due 2027 at an effective yield of 3.358% and an additional $100 million aggregate principal amount of 4.50% Notes due 2044 at an effective yield of 4.143%.

•	Increased the regular quarterly dividend rate on common shares to $1.00 per share, representing the 50th consecutive year of common dividend increases.

•	Increased 2017 FFO per diluted share guidance range to $5.86 - $5.94.

“We’re very pleased to deliver not only another quarter of record bottom line results but also the 50th year of consecutive dividend increases to our shareholders,” said Donald C. Wood, President and Chief Executive Office of Federal Realty. “At Federal Realty, we remain focused on positioning our portfolio for the next decade and beyond - through value creation in our existing assets, infill acquisitions which re-stock our redevelopment pipeline and our recently announced agreement to acquire seven properties located in markets where demand exceeds supply. Our business plan continues to exemplify balance and discipline as we navigate the challenging retail environment.”

Financial Results
Net income available for common shareholders was $76.2 million and earnings per diluted share was $1.05 for second quarter 2017 versus $55.8 million and $0.78, respectively, for second quarter 2016.
In second quarter 2017, Federal Realty generated funds from operations available for common shareholders (FFO) of $108.6 million, or $1.49 per diluted share. This compares to FFO of $102.2 million, or $1.42 per diluted share, in second quarter 2016.
FFO is a non-GAAP supplemental earnings measure which the Trust considers meaningful in measuring its operating performance. A reconciliation of FFO to net income is attached to this press release.

Portfolio Results
In second quarter 2017, same center property operating income increased 3.9% when including properties that are being redeveloped and decreased 0.7% when excluding those properties. The vacancies impacting same center results have been released to tenants at significantly higher rents.
The overall portfolio was 94.5% leased as of June 30, 2017, compared to 94.6% on March 31, 2017 and 94.5% on June 30, 2016. Federal Realty’s same center portfolio was 95.9% leased on June 30, 2017, compared to 95.8% on March 31, 2017 and 95.9% on June 30, 2016.
During second quarter 2017, Federal Realty signed 111 leases for 432,164 square feet of retail space. On a comparable space basis (i.e., spaces for which there was a former tenant), Federal Realty leased 397,555 square feet at an average cash basis contractual rent increase (i.e., excluding the impact of straight-line rents) of 13%. The average contractual rent on this comparable space for the first year of the new leases is $45.55 per square foot compared to the average contractual rent of $40.16 per square foot for the last year of the prior leases. The previous average contractual rent was calculated by including both the minimum rent and any percentage rent actually paid during the last year of the lease term for the re-leased space. On a straight-line basis, rent increases for comparable retail space averaged 27% for second quarter 2017.

Summary of Other Quarterly Activities and Recent Developments

•
August 1, 2017 - Federal Realty is party to a binding contract to form a new joint venture with Primestor Development Inc., the Los Angeles based owner and developer of premier retail properties serving the urban Latino communities of Southern California. The Trust will hold an approximately 90% interest in the venture. The venture will be seeded with a 100% interest in five dominant community shopping centers, plus one center under redevelopment and a 25% minority interest in a seventh shopping center. These seven properties total over 1.3 million square feet on 114 acres of urban land with tenants such as Ross Dress for Less, Marshalls, and Kroger's Food 4 Less. The Trust’s investment in the venture is expected to approximate $345 million which includes a $20 million commitment to complete the redevelopment of one of the centers.

•
July 31, 2017 - Federal Realty announced the approval by its Board of Trustees of an increase in the regular dividend rate on its common shares to $1.00 per share per quarter resulting in an annualized dividend rate of $4.00 per share. The quarterly cash dividend will be payable on October 16, 2017 to common shareholders of record as of September 22, 2017. Federal Realty is the only real estate investment trust in the United States to have increased its common dividend every year for the last 50 years and one of only a small number of companies in any sector to accomplish such a record. The compound annual growth rate of the dividend increases over that 50 years is in excess of 7%.

•
June 20, 2017 - Federal Realty priced its public offering of $300 million aggregate principal amount of 3.25% Notes due 2027 at an effective yield of 3.358% and an additional $100 million aggregate principal amount of 4.50% Notes due 2044 at an effective yield of 4.143%. The 2044 Notes have the same terms and are of the same series as the notes that Federal Realty first issued on November 14, 2014 and again on March 16, 2015. Federal Realty has a total of $550 million of such series of notes outstanding.

•
May 19, 2017 - Federal Realty acquired a 90% interest in 1700 - 1730 4th Street, a 71,000 square foot single-story, mixed-use building located on Fourth Street in Berkeley, California, one of the Bay Area’s premiere and unique street-retail districts. Current tenants include CB2, California Closets, and the offices of Ingram Books.

Guidance
Federal Realty increased its 2017 guidance for FFO per diluted share to $5.86 to $5.94 and updated its 2017 earnings per diluted share guidance to $3.31 to $3.39.

Conference Call Information
Federal Realty’s management team will present an in-depth discussion of the Trust’s operating performance on its second quarter 2017 earnings conference call, which is scheduled for Thursday, August 3, 2017 at 11:00AM ET. To participate, please call 877.445.3230 five to ten minutes prior to the call start time and use the passcode 39460118 (required). A replay of the webcast will be available on Federal Realty’s website at www.federalrealty.com. A telephonic replay of the conference call will also be available through August 10, 2017 by dialing 855.859.2056; Passcode: 39460118.

About Federal Realty
Federal Realty is a recognized leader in the ownership, operation and redevelopment of high-quality retail based properties located primarily in major coastal markets from Washington, D.C. to Boston as well as San Francisco and Los Angeles. Founded in 1962, our mission is to deliver long term, sustainable growth through investing in densely populated, affluent communities where retail demand exceeds supply. Our expertise includes creating urban, mixed-

use neighborhoods like Santana Row in San Jose, California, Pike & Rose in North Bethesda, Maryland and Assembly Row in Somerville, Massachusetts. These unique and vibrant environments that combine shopping, dining, living and working provide a destination experience valued by their respective communities. Federal Realty's 99 properties include over 2,800 tenants, in over 23 million square feet, and over 1,800 residential units.
Federal Realty has paid quarterly dividends to its shareholders continuously since its founding in 1962, and has increased its dividend rate for 50 consecutive years, the longest record in the REIT industry. Federal Realty shares are traded on the NYSE under the symbol FRT. For additional information about Federal Realty and its properties, visit www.FederalRealty.com.

Safe Harbor Language
Certain matters discussed within this press release may be deemed to be forward-looking statements within the meaning of the federal securities laws. Although Federal Realty believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, it can give no assurance that its expectations will be attained. These factors include, but are not limited to, the risk factors described in our Annual Report on Form 10-K filed on February 13, 2017, and include the following:

•	risks that our tenants will not pay rent, may vacate early or may file for bankruptcy or that we may be unable to renew leases or re-let space at favorable rents as leases expire;

•
risks that we may not be able to proceed with or obtain necessary approvals for any redevelopment or renovation project, and that completion of anticipated or ongoing property redevelopments or renovation projects that we do pursue may cost more, take more time to complete, or fail to perform as expected;

•
risks that we are investing a significant amount in ground-up development projects that may not perform as planned, may be dependent on third parties to deliver critical aspects of certain projects, requires spending a substantial amount upfront in infrastructure, and assumes receipt of public funding which has been committed but not entirely funded;

•
risks normally associated with the real estate industry, including risks that occupancy levels at our properties and the amount of rent that we receive from our properties may be lower than expected, that new acquisitions may fail to perform as expected, that competition for acquisitions could result in increased prices for acquisitions, that costs associated with the periodic maintenance and repair or renovation of space, insurance and other operations may increase, that environmental issues may develop at our properties and result in unanticipated costs, and, because real estate is illiquid, that we may not be able to sell properties when appropriate;

•	risks that our growth will be limited if we cannot obtain additional capital;

•	risks associated with general economic conditions, including local economic conditions in our geographic markets;

•
risks of financing, such as our ability to consummate additional financings or obtain replacement financing on terms which are acceptable to us, our ability to meet existing financial covenants and the limitations imposed on our operations by those covenants, and the possibility of increases in interest rates that would result in increased interest expense; and

•
risks related to our status as a real estate investment trust, commonly referred to as a REIT, for federal income tax purposes, such as the existence of complex tax regulations relating to our status as a REIT, the effect of future changes in REIT requirements as a result of new legislation, and the adverse consequences of the failure to qualify as a REIT.

Given these uncertainties, readers are cautioned not to place undue reliance on any forward-looking statements that we make, including those in this press release. Except as may be required by law, we make no promise to update any of the forward-looking statements as a result of new information, future events or otherwise. You should carefully review the risks and risk factors included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 13, 2017.

Federal Realty Investment Trust
Consolidated Income Statements
June 30, 2017
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(in thousands, except per share data)
	(unaudited)
REVENUE
Rental income	$204,246	$192,935	$408,693	$388,243
Other property income	3,068	3,488	5,258	5,800
Mortgage interest income	735	1,558	1,487	2,282
Total revenue	208,049	197,981	415,438	396,325
EXPENSES
Rental expenses	37,128	36,978	78,237	79,797
Real estate taxes	26,522	23,397	51,612	46,191
General and administrative	8,643	9,036	16,910	17,046
Depreciation and amortization	52,666	48,435	104,045	96,234
Total operating expenses	124,959	117,846	250,804	239,268
OPERATING INCOME	83,090	80,135	164,634	157,057
Other interest income	68	77	174	180
Interest expense	(23,907)	(23,101)	(47,665)	(46,830)
(Loss) income from real estate partnerships	(114)	—	(114)	41
INCOME FROM CONTINUING OPERATIONS	59,137	57,111	117,029	110,448
Gain on sale of real estate and change in control of interests, net	18,996	1,787	19,174	27,513
NET INCOME	78,133	58,898	136,203	137,961
Net income attributable to noncontrolling interests	(1,842)	(2,957)	(3,722)	(5,065)
NET INCOME ATTRIBUTABLE TO THE TRUST	76,291	55,941	132,481	132,896
Dividends on preferred shares	(135)	(135)	(271)	(271)
NET INCOME AVAILABLE FOR COMMON SHAREHOLDERS	$76,156	$55,806	$132,210	$132,625
EARNINGS PER COMMON SHARE, BASIC
Continuing operations	$0.79	$0.78	$1.57	$1.50
Gain on sale of real estate and change in control of interests, net	0.26	0.01	0.26	0.38
	$1.05	$0.79	$1.83	$1.88
Weighted average number of common shares, basic	72,001	70,797	71,928	70,270
EARNINGS PER COMMON SHARE, DILUTED
Continuing operations	$0.79	$0.77	$1.57	$1.50
Gain on sale of real estate and change in control of interests, net	0.26	0.01	0.26	0.38
	$1.05	$0.78	$1.83	$1.88
Weighted average number of common shares, diluted	72,124	70,974	72,061	70,451

Federal Realty Investment Trust
Consolidated Balance Sheets
June 30, 2017
	June 30,	December 31,
	2017	2016
	(in thousands, except share and per share data)
	(unaudited)
ASSETS
Real estate, at cost
Operating (including $1,265,976 and $1,226,918 of consolidated variable interest entities, respectively)	$6,371,714	$6,125,957
Construction-in-progress	719,713	599,260
Asset held for sale	—	33,856
	7,091,427	6,759,073
Less accumulated depreciation and amortization (including $226,193 and $209,239 of consolidated variable interest entities, respectively)	(1,808,326)	(1,729,234)
Net real estate	5,283,101	5,029,839
Cash and cash equivalents	96,326	23,368
Accounts and notes receivable, net	168,996	116,749
Mortgage notes receivable, net	30,429	29,904
Investment in real estate partnerships	13,973	14,864
Prepaid expenses and other assets	210,678	208,555
TOTAL ASSETS	$5,803,503	$5,423,279
LIABILITIES AND SHAREHOLDERS’ EQUITY
Liabilities
Mortgages payable (including $383,304 and $439,120 of consolidated variable interest entities, respectively)	$414,891	$471,117
Capital lease obligations	71,573	71,590
Notes payable	279,316	279,151
Senior notes and debentures	2,377,208	1,976,594
Accounts payable and accrued expenses	190,459	201,756
Dividends payable	71,714	71,440
Security deposits payable	16,618	16,285
Other liabilities and deferred credits	143,002	115,817
Total liabilities	3,564,781	3,203,750
Commitments and contingencies
Redeemable noncontrolling interests	152,045	143,694
Shareholders’ equity
Preferred shares, authorized 15,000,000 shares, $.01 par: 5.417% Series 1 Cumulative Convertible Preferred Shares, (stated at liquidation preference $25 per share), 399,896 shares issued and outstanding	9,997	9,997
Common shares of beneficial interest, $.01 par, 100,000,000 shares authorized, 72,251,477 and 71,995,897 shares issued and outstanding, respectively	725	722
Additional paid-in capital	2,741,803	2,718,325
Accumulated dividends in excess of net income	(759,058)	(749,734)
Accumulated other comprehensive loss	(1,100)	(2,577)
Total shareholders’ equity of the Trust	1,992,367	1,976,733
Noncontrolling interests	94,310	99,102
Total shareholders’ equity	2,086,677	2,075,835
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$5,803,503	$5,423,279

Federal Realty Investment Trust
Funds From Operations / Summary of Capital Expenditures
June 30, 2017
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(in thousands, except per share data)
Funds from Operations available for common shareholders (FFO) (1)
Net income	$78,133	$58,898	$136,203	$137,961
Net income attributable to noncontrolling interests	(1,842)	(2,957)	(3,722)	(5,065)
Gain on sale of real estate and change in control of interests, net	(18,814)	(701)	(18,884)	(26,427)
Depreciation and amortization of real estate assets	45,634	42,299	90,316	84,027
Amortization of initial direct costs of leases	5,066	4,265	9,750	8,469
Funds from operations	108,177	101,804	213,663	198,965
Dividends on preferred shares (2)	—	(135)	—	(271)
Income attributable to operating partnership units	783	792	1,567	1,647
Income attributable to unvested shares	(357)	(264)	(707)	(569)
FFO	$108,603	$102,197	$214,523	$199,772
Weighted average number of common shares, diluted	73,019	71,816	72,956	71,327
FFO per diluted share	$1.49	$1.42	$2.94	$2.80

Summary of Capital Expenditures
Non-maintenance capital expenditures
Development, redevelopment and expansions	$109,821	$95,413	$215,647	$165,221
Tenant improvements and incentives	12,587	8,269	21,737	15,428
Total non-maintenance capital expenditures	122,408	103,682	237,384	180,649
Maintenance capital expenditures	6,471	5,492	9,898	7,181
Total capital expenditures	$128,879	$109,174	$247,282	$187,830

Dividends and Payout Ratios
Regular common dividends declared	$70,755	$67,018	$141,451	$133,589

Dividend payout ratio as a percentage of FFO	65%	66%	66%	67%

Notes:

1)	See Glossary of Terms.

2)
For the three and six months ended June 30, 2017, dividends on preferred stock are not deducted in the calculation of FFO, as the related shares are dilutive and included in "weighted average common shares, diluted."

Federal Realty Investment Trust
Market Data
June 30, 2017
	June 30,
	2017	2016
	(in thousands, except per share data)
Market Data
Common shares outstanding and operating partnership units (1)	73,039	72,186
Market price per common share	$126.39	$165.55
Common equity market capitalization including operating partnership units	$9,231,399	$11,950,392

Series 1 preferred shares outstanding (2)	400	400
Liquidation price per Series 1 preferred share	$25.00	$25.00
Series 1 preferred equity market capitalization	$10,000	$10,000

Equity market capitalization	$9,241,399	$11,960,392

Total debt (3)	3,142,988	2,664,953

Total market capitalization	$12,384,387	$14,625,345

Total debt to market capitalization at market price per common share	25%	18%

Fixed rate debt ratio:
Fixed rate debt and capital lease obligations (4)	100%	96%
Variable rate debt	—%	4%
	100%	100%
Notes:

1)	Amounts include 787,962 and 768,765 operating partnership units outstanding at June 30, 2017 and 2016, respectively.

2)	These shares, issued March 8, 2007, are unregistered.

3)	Total debt includes capital leases, mortgages payable, notes payable, senior notes and debentures, net of premiums and discounts from our consolidated balance sheet.

4)	Fixed rate debt includes our $275.0 million term loan as the rate is effectively fixed by two interest rate swap agreements.

Federal Realty Investment Trust
Components of Rental Income
June 30, 2017
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(in thousands)
Minimum rents (1)
Retail and commercial	$144,276	$137,432	$286,419	$272,018
Residential	13,441	12,141	26,944	23,590
Cost reimbursements	39,877	36,637	81,395	78,439
Percentage rents	2,397	2,482	5,220	5,551
Other	4,255	4,243	8,715	8,645
Total rental income	$204,246	$192,935	$408,693	$388,243

Notes:

1)
Minimum rents include $3.8 million and $2.7 million for the three months ended June 30, 2017 and 2016, respectively, and $7.4 million and $4.7 million for the six months ended June 30, 2017 and 2016, respectively, to recognize minimum rents on a straight-line basis. In addition, minimum rents include $1.3 million and $0.4 million for the three months ended June 30, 2017 and 2016, respectively, and $2.4 million and $0.7 million for the six months ended June 30, 2017 and 2016, respectively, to recognize income from the amortization of in-place leases.

Federal Realty Investment Trust
Summary of Outstanding Debt and Capital Lease Obligations
June 30, 2017
	As of June 30, 2017
	Stated maturity date	Stated interest rate	Balance		Weighted average effective rate (3)
			(in thousands)
Mortgages Payable
Secured fixed rate
The Grove at Shrewsbury (East)	10/1/2017	5.82%	$42,004
The Grove at Shrewsbury (West)	3/1/2018	6.38%	10,670
Rollingwood Apartments	5/1/2019	5.54%	21,053
The Shops at Sunset Place	9/1/2020	5.62%	67,628
29th Place	1/31/2021	5.91%	4,449
THE AVENUE at White Marsh	1/1/2022	3.35%	52,705
Montrose Crossing	1/10/2022	4.20%	71,898
Plaza El Segundo	6/5/2027	3.83%	125,000
Brook 35	7/1/2029	4.65%	11,500
Chelsea	1/15/2031	5.36%	6,423
Subtotal			413,330
Net unamortized premium and debt issuance costs			1,561
Total mortgages payable			414,891		4.00%

Notes payable
Unsecured fixed rate
Term loan (1)	11/21/2018	LIBOR + 0.90%	275,000
Various	Various through 2028	11.31%	5,141
Unsecured variable rate
Revolving credit facility (2)	4/20/2020	LIBOR + 0.825%	—
Subtotal			280,141
Net unamortized debt issuance costs			(825)
Total notes payable			279,316		2.98%	(4)

Senior notes and debentures
Unsecured fixed rate
5.90% notes	4/1/2020	5.90%	150,000
2.55% notes	1/15/2021	2.55%	250,000
3.00% notes	8/1/2022	3.00%	250,000
2.75% notes	6/1/2023	2.75%	275,000
3.95% notes	1/15/2024	3.95%	300,000
7.48% debentures	8/15/2026	7.48%	29,200
3.25% notes	7/15/2027	3.25%	300,000
6.82% medium term notes	8/1/2027	6.82%	40,000
4.50% notes	12/1/2044	4.50%	550,000
3.625% notes	8/1/2046	3.625%	250,000
Subtotal			2,394,200
Net unamortized discount and debt issuance costs			(16,992)
Total senior notes and debentures			2,377,208		3.93%

Capital lease obligations
Various	Various through 2106	Various	71,573		8.04%
Total debt and capital lease obligations			$3,142,988

Total fixed rate debt and capital lease obligations			$3,142,988	100%	3.95%
Total variable rate debt			—	—%	—%	(4)
Total debt and capital lease obligations			$3,142,988	100%	3.95%	(4)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
Operational Statistics
Ratio of EBITDA to combined fixed charges and preferred share dividends (5)	5.11x	4.70x	4.80x	5.04x
Ratio of adjusted EBITDA to combined fixed charges and preferred share dividends (5)	4.43x	4.63x	4.45x	4.55x

Notes:

1)
We entered into two interest rate swap agreements to fix the variable rate portion of our $275.0 million term loan at 1.72% through November 1, 2018. The swap agreements effectively fix the rate on the term loan at 2.62% and thus, the loan is included in fixed rate debt.

2)
The maximum amount drawn under our revolving credit facility during both the three and six months ended June 30, 2017, was $344.0 million. The weighted average interest rate on borrowings under our revolving credit facility, before amortization of debt fees, for both the three and six months ended June 30, 2017, was 1.8%.

3)	The weighted average effective interest rate includes the amortization of any debt issuance costs and discounts and premiums, if applicable, except as described in Note 4.

4)
The weighted average effective interest rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility which had no outstanding balance on June 30, 2017. In addition, the weighted average effective interest rate is calculated using the fixed rate on our term loan of 2.62% as the result of the interest rate swap agreements discussed in Note 1. The term loan is included in fixed rate debt.

5)
Fixed charges consist of interest on borrowed funds (including capitalized interest), amortization of debt discount/premium and debt costs, and the portion of rent expense representing an interest factor. EBITDA includes a gain on sale of real estate and change in control of interests of $20.7 million and $1.8 million for the three months ended June 30, 2017 and 2016, respectively, and $20.9 million and $27.5 million for the six months ended June 30, 2017 and 2016, respectively. Adjusted EBITDA is reconciled to net income in the Glossary of Terms.

Federal Realty Investment Trust
Summary of Debt Maturities
June 30, 2017
Year	Scheduled Amortization	Maturities		Total		Percent of Debt Maturing	Cumulative Percent of Debt Maturing	Weighted Average Rate (4)
	(in thousands)
2017	$3,115	$41,732		$44,847		1.4%	1.4%	3.0%
2018	5,525	285,502	(1)	291,027		9.2%	10.6%	2.9%
2019	5,455	20,160		25,615		0.8%	11.4%	5.7%
2020	4,769	210,593	(2)	215,362		6.8%	18.2%	5.3%	(5)
2021	3,110	253,625		256,735		8.1%	26.3%	2.8%
2022	1,237	366,323		367,560		11.7%	38.0%	3.5%
2023	1,237	330,010		331,247		10.5%	48.5%	3.9%
2024	1,003	300,000		301,003		9.5%	58.0%	4.2%
2025	543	—		543		—%	58.0%	—%
2026	490	29,200		29,690		1.0%	59.0%	7.5%
Thereafter	19,115	1,276,500		1,295,615		41.0%	100.0%	4.2%
Total	$45,599	$3,113,645		$3,159,244	(3)	100.0%
Notes:

1)	Our $275.0 million unsecured term loan matures on November 21, 2018, subject to a one-year extension at our option.

2)
Our $800.0 million revolving credit facility matures on April 20, 2020, subject to two six-month extensions at our option. As of June 30, 2017, there was no balance outstanding under this credit facility.

3)
The total debt maturities differs from the total reported on the consolidated balance sheet due to the unamortized net premium/(discount) and debt issuance costs on certain mortgage loans, notes payable, and senior notes as of June 30, 2017.

4)	The weighted average rate reflects the weighted average interest rate on debt maturing in the respective year.

5)	The weighted average rate excludes $0.5 million in quarterly financing fees and quarterly debt fee amortization on our revolving credit facility.

Federal Realty Investment Trust
Summary of Redevelopment Opportunities
June 30, 2017

The following redevelopment opportunities have received or will shortly receive all necessary approvals to proceed and are actively being worked on by the Trust. (1)
Property	Location	Opportunity	Projected ROI (2)	Projected Cost (1)	Cost to Date	Anticipated Stabilization (3)
				(in millions)	(in millions)

The Point	El Segundo, CA	Addition of 90,000 square feet of retail and 25,000 square feet of office space	7%	$88	$86	2017
Cocowalk	Coconut Grove, FL	Shopping center redevelopment to include demolition of three story east wing of the property and construction of a 77,000 square foot 5-story office building with an additional 13,000 square feet of ground floor retail	6%-7%	$73-$77	$3	2020
Towson Residential	Towson, MD	New 105 unit 5-story apartment building with above grade parking	6%	$20	$17	2018
Plaza Del Mercado	Silver Spring, MD	Demolition of former grocery anchor space to construct spaces for new grocery anchor and fitness center tenants	8%	$15	$15	Stabilized
Tower Shops	Davie, FL	Addition of 50,000 square foot pad building	12%	$15	$14	Stabilized
Del Mar Village	Boca Raton, FL	Demolition of small shop spaces and relocation of tenants to accommodate new 37,000 square foot fitness center tenant	7%	$11	$5	2018
Montrose Crossing	Rockville, MD	Demolition of 10,000 square foot restaurant building to construct an 18,000 square foot multi-tenant pad building	11%	$10	$2	2018
Pike 7	Vienna, VA	Addition of 8,300 square foot multi-tenant retail pad building	7%	$10	$4	2019
Willow Lawn	Richmond, VA	Demolition of small shop and mini anchor spaces to construct new 49,000 square foot anchor space to accommodate new sporting goods retailer and new 17,000 square foot building for relocation of existing tenant	7%	$10	$2	2018
Mercer Mall	Lawrenceville, NJ	Redevelopment of recently acquired office building pre-leased to a single tenant user	7%	$9	$4	2018
The AVENUE at White Marsh	White Marsh, MD	Addition of two new pad sites totaling 13,000 square feet, a new 3,600 square foot restaurant building, and a drive up ATM	10%	$5	$4	2017
Santana Row	San Jose, CA	Addition of two retail kiosks and open air plaza upgrades	8%	$5	$5	Stabilized
Free State Shopping Center	Bowie, MD	Demolition of 26,000 square foot vacant building to allow for construction of new 12,500 square foot pad building for new daycare tenant	8%	$4	$4	Stabilized
Eastgate Crossing	Chapel Hill, NC	New 7,400 square foot multi-tenant pad building on site of existing gas station	9%	$3	$3	Stabilized
Total Active Redevelopment projects (4)			8%	$278-$282	$168
Notes:

(1)
There is no guarantee that the Trust will ultimately complete any or all of these opportunities, that the Projected Return on Investment (ROI) or Projected Costs will be the amounts shown or that stabilization will occur as anticipated. The projected ROI and Projected Cost are management's best estimate based on current information and may change over time.

(2)
Projected ROI for redevelopment projects generally reflects only the deal specific cash, unleveraged incremental Property Operating Income (POI) generated by the redevelopment and is calculated as Incremental POI divided by incremental cost. Incremental POI is the POI generated by the redevelopment after deducting rent being paid or management's estimate of rent to be paid for the redevelopment space and any other space taken out of service to accommodate the redevelopment. Projected ROI for redevelopment projects does NOT include peripheral impacts, such as the impact on future lease rollovers at the property or the impact on the long-term value of the property.

(3)	Stabilization is generally the year in which 95% physical occupancy of the redeveloped space is achieved. Economic stabilization may occur at a later point in time.

(4)	All subtotals and totals reflect cost weighted-average ROIs.

Federal Realty Investment Trust
Assembly Row, Pike & Rose, and Santana Row
June 30, 2017

							Projected POI Delivered (as a % of Total)
			Projected		Total	Costs to	For Year Ended December 31, (2)
Property (1)	Location	Opportunity	ROI (3)		Cost (4)	Date	2017	2018	2019	Expected Opening Timeframe
					(in millions)	(in millions)

Assembly Row	Somerville, MA
Phase II		- 161,000 SF of retail	7%	(5)	$280 - 295	$222	—	50%	90%	First retail tenants opened in 2Q 2017, remaining tenants projected to open through 2Q 2018
		- 447 residential units
		- 159 boutique hotel rooms								741,500 SF Partners Healthcare office space (built by Partners) opened in 2016
		- 122 for-sale condominium units	—	(6)	$74 - 79	$51				Projected closings to commence 2Q 2018
Future Phases		- 2M SF of commercial	TBD		TBD
		- 826 residential units

Pike & Rose	North Bethesda, MD
Phase I		- 159,000 SF of retail	6-7%	(7)	$265 - 270	$266	75%	90%	100%	Retail & office open
		- 80,000 SF of office								Residential opened in 2014 (174 units) and
		- 493 residential units								2015/16 (319 units)
Phase II		- 216,000 SF of retail	6-7%	(5)	$200 - 207	$148	—	65%	85%	First retail tenant, REI, opened in 2Q 2017, remaining tenants projected to open through 2Q 2018
		- 272 residential units
		- 177 hotel rooms
		- 99 for-sale condominium units	—	(6)	$53 - 58	$43				Projected closings to commence 2Q 2018
Future Phases		- 1M SF of commercial	TBD		TBD
		- 741 residential units

Santana Row	San Jose, CA
700 Santana Row		- 284,000 SF of office	7%		$205 - 215	$30	—	—	TBD	Commenced construction 4Q 2016
		- 29,000 SF of retail & 1,300 parking spaces								Opening projected 2019
Future Phases		- 321,000 SF of commercial	TBD		TBD
		- 395 residential units
Notes:

(1)
Anticipated opening dates, total cost, projected return on investment (ROI), and projected POI percentages are subject to adjustment as a result of factors inherent in the development process, some of which may not be under the direct control of the Company. Refer to the Company's filings with the Securities and Exchange Commission on Form 10-K and Form 10-Q for other risk factors.
(2)
Percentage figures reflect (i) the projected POI (herein defined) for the stated year divided by (ii) the current projected annual stabilized POI for the Property. These percentages are projections only and we cannot give any assurances that these amounts will actually be achieved.
(3)	Projected ROI for development projects reflects the unleveraged Property Operating Income (POI) generated by the development and is calculated as POI divided by cost.
(4)	Projected costs for Assembly Row and Pike & Rose include an allocation of infrastructure costs for the entire project.
(5)	Costs are net of expected reimbursement by third parties and land sale proceeds from expected exercise of option. Phase II total costs include our share of the costs in the hotel.
(6)
Condominiums shown at cost; the projected ROI for Phase II does not assume any incremental profit on the sale of condominium units; for return calculation purposes, condominiums are assumed to be sold at cost.

(7)	Excludes approximately $7 million of costs incurred to date of which we have claims for recovery against 3rd parties.

Federal Realty Investment Trust
Assembly Row Site Plan
June 30, 2017

ASSEMBLY ROW

MBTA LINE
MYSTIC RIVER
BLOCK 4
40,300 SF RETAIL
250 AVB OWNED RESIDENTIAL UNITS
BLOCK 6
40,000 SF RETAIL
447 RESIDENTIAL UNITS
FUTURE PHASE
BLOCK 2
32,000 SF RETAIL
98,000 SF OFFICE
PARK
3,200 SF RETAIL
ASSEMBLY ROW
LINEAR PARK
7,000 SF RETAIL
BLOCK 5A
21,000 SF RETAIL
122 FOR-SALE CONDOS
159 HOTEL ROOMS
BLOCK 11
93,000 SF RETAIL
741,500 SF PARTNERS HEALTHCARE OWNED OFFICE
BLOCK 1
66,500 SF RETAIL
195 AVB OWNED RESIDENTIAL UNITS
BLOCK 3
184,600 SF RETAIL
FUTURE PHASE
FUTURE PHASE
BLOCK 10
4,400 SF RETAIL
RIVERFRONT PARK
6 ACRES
GREAT RIVER ROAD
GRAND UNION BOULEVARD
FUTURE PHASE
ASSEMBLY SQUARE MARKETPLACE
332,000 SF RETAIL

LEGEND

INITIAL PHASE:
332,000 SF TOTAL RETAIL

PHASE 1:
331,000 SF TOTAL RETAIL - 98,000 SF TOTAL OFFICE
445 AVALONBAY OWNED RESIDENTIAL UNITS

PHASE 2:
161,000 SF TOTAL RETAIL - 447 TOTAL RESIDENTIAL UNITS
122 FOR-SALE CONDOS - 159 HOTEL ROOMS
741,500 SF PARTNERS HEALTHCARE OWNED OFFICE

FUTURE PHASE ENTITLEMENTS:
2 MILLION SF COMMERCIAL - 826 RESIDENTIAL UNITS

PROJECT TOTALS:

- 824,000 SF TOTAL RETAIL
- 98,000 SF TOTAL OFFICE
- 447 RESIDENTIAL UNITS
- 122 FOR-SALE CONDOS
- 159 HOTEL ROOMS

PROJECT ALSO INCLUDES:

- 445 AVALONBAY OWNED RESIDENTIAL UNITS
- 741,500 SF PARTNERS HEALTHCARE OWNED OFFICE

Federal Realty Investment Trust
Pike & Rose Site Plan
June 30, 2017

PIKE & ROSE

MONTROSE PARKWAY
FUTURE PHASE
BLOCK 3
26,000 SF RETAIL
PORSCHE
ROSE STREET
BLOCK 1A
50,000 SF RETAIL
PINSTRIPES
BLOCK 4
28,000 SF RETAIL
L.L.Bean
FUTURE PHASE
ROSE AVENUE
FUTURE PHASE
BLOCK 6
44,000 SF RETAIL
272 RESIDENTIAL
H&M
GRAND PARK AVE.
BLOCK 7
32,000 SF RETAIL
99 FOR-SALE CONDOS
177 HOTEL ROOMS
canopy
TRADE STREET
BLOCK 8
36,000 SF RETAIL
REI
FUTURE PHASE
ROCKVILLE PIKE
TOWNE ROAD
PERSEI PLACE
MEETING STREET
LOADING
BLOCK 10
11,800 SF RETAIL
319 RESIDENTIAL UNITS
BLOCK 11
106,600 SF RETAIL
80,000 SF OFFICE
iPic THEATERS
GAP
sport&health
BLOCK 12
40,600 SF RETAIL
174 RESIDENTIAL UNITS
SUMMER HOUSE
BLOCK 13
EXISTING
12,000 SF RETAIL
OLD GEORGETOWN ROAD

LEGEND

PHASE 1:
159,000 SF TOTAL RETAIL - 80,000 SF TOTAL OFFICE - 493 TOTAL RESIDENTIAL UNITS

PHASE 2:
216,000 SF TOTAL RETAIL - 272 TOTAL RESIDENTIAL UNITS
99 FOR-SALE CONDOS - 177 HOTEL ROOMS

EXISTING:
12,000 SF TOTAL RETAIL

FUTURE PHASE ENTITLEMENTS:
1 MILLION SF COMMERCIAL - 741 RESIDENTIAL UNITS

PROJECT TOTALS:

- 387,000 SF TOTAL RETAIL
- 80,000 SF TOTAL OFFICE
- 765 TOTAL RESIDENTIAL UNITS
- 99 FOR-SALE CONDOS
- 177 HOTEL ROOMS

Federal Realty Investment Trust
Future Redevelopment Opportunities
June 30, 2017

We have identified the following potential opportunities to create future shareholder value. Executing these opportunities could be subject to government approvals, tenant consents, market conditions, etc. Work on many of these new opportunities is in its preliminary stages and may not ultimately come to fruition. This list will change from time to time as we identify hurdles that cannot be overcome in the near term, and focus on those opportunities that are most likely to lead to the creation of shareholder value over time.

Pad Site Opportunities - Opportunities to add both single tenant and multi-tenant stand alone pad buildings at existing retail properties. Many of these opportunities are "by right" and construction is awaiting appropriate retailer demand.

	Bethesda Row	Bethesda, MD	Fresh Meadows	Queens, NY
	Dedham Plaza	Dedham, MA	Melville Mall	Huntington, NY
	Escondido Promenade	Escondido, CA	Mercer Mall	Lawrenceville, NJ
	Federal Plaza	Rockville, MD	Pan Am	Fairfax, VA
	Flourtown	Flourtown, PA	Wildwood	Bethesda, MD

Property Expansion or Conversion - Opportunities at successful retail properties to convert previously underutilized land into new GLA and to convert other existing uses into more productive uses for the property.

	Barracks Road	Charlottesville, VA	Northeast	Philadelphia, PA
	Bethesda Row	Bethesda, MD	Riverpoint Center	Chicago, IL
	Brick	Brick, NJ	The Shops at Sunset Place	South Miami, FL
	Crossroads	Highland Park, IL	Third Street Promenade	Santa Monica, CA
	Darien	Darien, CT	Troy	Parsippany, NJ
	Fourth Street	Berkeley, CA	Wildwood	Bethesda, MD
	Fresh Meadows	Queens, NY

Residential Opportunities - Opportunity to add residential units to existing retail and mixed-use properties.
	Barracks Road	Charlottesville, VA	Graham Park Plaza	Falls Church, VA
	Bala Cynwyd	Bala Cynwyd, PA	Village at Shirlington	Arlington, VA

Longer Term Mixed-Use Opportunities
	Assembly Row (1)	Somerville, MA	San Antonio Center	Mountain View, CA
	Bala Cynwyd	Bala Cynwyd, PA	Santana Row (3)	San Jose, CA
	Pike 7 Plaza	Vienna, VA	Santana Row - Winchester Theater site	San Jose, CA
	Pike & Rose (2)	North Bethesda, MD

Notes:
(1)	Assembly Row	Remaining entitlements after Phase II include approximately 2 million square feet of commercial-use buildings and 826 residential units.
(2)	Pike & Rose	Remaining entitlements after Phase II include 1 million square feet of commercial-use buildings and 741 residential units.
(3)	Santana Row	Remaining entitlements include approximately 321,000 square feet of commercial space and 395 residential units.

Federal Realty Investment Trust
2017 Significant Acquisitions and Dispositions
June 30, 2017

2017 Significant Acquisitions

Date	Property	City/State	GLA	Purchase Price	Principal Tenants
			(in square feet)	(in millions)
February 1, 2017	Hastings Ranch Plaza	Pasadena, California	274,000	$29.5	Marshalls / HomeGoods / CVS / Sears	(1)
March 31, 2017	Riverpoint Center	Chicago, Illinois	211,000	$107.0	Jewel Osco / Marshalls / Old Navy
May 19, 2017	Fourth Street	Berkeley, California	71,000	$23.9	CB2 / Ingram Book Group	(2)

(1)	We acquired the leasehold interest in Hastings Ranch Plaza. The land is controlled under a long-term ground lease that expires on April 30, 2054.

(2)	The acquisition was completed through a newly formed entity for which we own a 90% interest.
2017 Significant Dispositions
On April 4, 2017 and June 28, 2017, the sale transactions at our Assembly Row property in Somerville, Massachusetts related to the purchase options on our Partners HealthCare and AvalonBay ground lease parcels, respectively, closed. The total sales price was $53.3 million, which resulted in a gain of $15.4 million.

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2017
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Washington Metropolitan Area
Barcroft Plaza		Washington, DC-MD-VA	$43,215		10	115,000	90%		46,000	Harris Teeter
Bethesda Row		Washington, DC-MD-VA	227,229		17	534,000	96%	180	40,000	Giant Food	Apple / Equinox / Barnes & Noble / Multiple Restaurants
Congressional Plaza	(3)	Washington, DC-MD-VA	101,583		21	325,000	97%	194	25,000	The Fresh Market	Buy Buy Baby / Saks Fifth Avenue Off 5th / Container Store / Last Call Studio by Neiman Marcus
Courthouse Center		Washington, DC-MD-VA	4,923		2	35,000	66%
Falls Plaza/Falls Plaza-East		Washington, DC-MD-VA	13,977		10	144,000	95%		51,000	Giant Food	CVS / Staples
Federal Plaza		Washington, DC-MD-VA	68,767		18	249,000	98%		14,000	Trader Joe's	TJ Maxx / Micro Center / Ross Dress For Less
Free State Shopping Center		Washington, DC-MD-VA	64,383		29	265,000	94%		73,000	Giant Food	TJ Maxx / Ross Dress For Less / Office Depot
Friendship Center		Washington, DC-MD-VA	37,570		1	119,000	100%				Marshalls / Nordstrom Rack / DSW / Maggiano's
Gaithersburg Square		Washington, DC-MD-VA	27,219		16	207,000	97%				Bed, Bath & Beyond / Ross Dress For Less / Ashley Furniture HomeStore
Graham Park Plaza		Washington, DC-MD-VA	34,923		19	260,000	89%		58,000	Giant Food	Stein Mart
Idylwood Plaza		Washington, DC-MD-VA	16,795		7	73,000	97%		30,000	Whole Foods
Laurel		Washington, DC-MD-VA	56,334		26	389,000	86%		61,000	Giant Food	Marshalls / L.A. Fitness
Leesburg Plaza		Washington, DC-MD-VA	36,209		26	236,000	92%		55,000	Giant Food	Petsmart / Gold's Gym / Office Depot
Montrose Crossing	(3)	Washington, DC-MD-VA	155,371	71,898	36	364,000	94%		73,000	Giant Food	Marshalls / Old Navy / Barnes & Noble / Bob's Discount Furniture
Mount Vernon/South Valley/7770 Richmond Hwy	(5)	Washington, DC-MD-VA	84,303		29	569,000	96%		62,000	Shoppers Food Warehouse	TJ Maxx / Home Depot / Bed, Bath & Beyond / Gold's Gym
Old Keene Mill		Washington, DC-MD-VA	7,343		10	92,000	100%		24,000	Whole Foods	Walgreens / Planet Fitness
Pan Am		Washington, DC-MD-VA	29,215		25	227,000	98%		65,000	Safeway	Micro Center / CVS / Michaels
Pentagon Row		Washington, DC-MD-VA	99,119		14	298,000	85%		45,000	Harris Teeter	TJ Maxx / Bed, Bath & Beyond / DSW
Pike & Rose	(4)	Washington, DC-MD-VA	537,922		24	287,000	100%	493			iPic Theater / Sport & Health / Nike / Multiple Restaurants
Pike 7 Plaza		Washington, DC-MD-VA	42,979		13	164,000	100%				TJ Maxx / DSW / Crunch Fitness / Staples
Plaza del Mercado		Washington, DC-MD-VA	46,121		10	117,000	92%		18,000	Aldi	CVS / L.A. Fitness
Quince Orchard		Washington, DC-MD-VA	38,451		16	267,000	97%		19,000	Aldi	HomeGoods / L.A. Fitness / Staples
Rockville Town Square	(6)	Washington, DC-MD-VA	50,275	4,465	12	187,000	95%		25,000	Dawson's Market	CVS / Gold's Gym / Multiple Restaurants
Rollingwood Apartments		Washington, DC-MD-VA	10,646	21,053	14	N/A	97%	282
Sam's Park & Shop		Washington, DC-MD-VA	12,743		1	49,000	83%				Petco
Tower Shopping Center		Washington, DC-MD-VA	22,001		12	112,000	90%		26,000	L.A. Mart	Talbots / Total Wine & More
Tyson's Station		Washington, DC-MD-VA	4,632		5	50,000	95%		11,000	Trader Joe's
Village at Shirlington	(6)	Washington, DC-MD-VA	64,085	6,618	16	266,000	90%		28,000	Harris Teeter	AMC / Carlyle Grand Café
Wildwood		Washington, DC-MD-VA	20,159		12	83,000	99%		20,000	Balducci's	CVS
		Total Washington Metropolitan Area	1,958,492		451	6,083,000	94%

California
Colorado Blvd		Los Angeles-Long Beach-Anaheim, CA	19,517		1	69,000	99%				Pottery Barn / Banana Republic
Crow Canyon Commons		San Ramon, CA	90,142		22	241,000	96%		32,000	Sprouts	Orchard Supply Hardware / Rite Aid
East Bay Bridge		San Francisco-Oakland-Fremont, CA	178,832		32	439,000	100%		59,000	Pak-N-Save	Home Depot / Target / Nordstrom Rack
Escondido Promenade	(3)	San Diego, CA	48,797		18	299,000	98%				TJ Maxx / Dick’s Sporting Goods / Ross Dress For Less / Toys R Us
Fourth Street	(3)	San Francisco-Oakland-San Jose, CA	23,836		3	71,000	55%				CB2 / Ingram Book Group
Hastings Ranch Plaza		Los Angeles-Long Beach-Anaheim, CA	22,393		15	274,000	100%				Marshalls / HomeGoods / CVS / Sears

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2017
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Hermosa Avenue		Los Angeles-Long Beach-Anaheim, CA	6,021		< 1	23,000	87%
Hollywood Blvd		Los Angeles-Long Beach-Anaheim, CA	46,722		3	180,000	91%				Marshalls / DSW / L.A. Fitness / La La Land
Kings Court	(5)	San Jose, CA	11,667		8	79,000	100%		31,000	Lunardi's Super Market	CVS
Old Town Center		San Jose, CA	37,206		8	98,000	98%				Anthropologie / Banana Republic / Gap
Plaza El Segundo / The Point	(3)	Los Angeles-Long Beach-Anaheim, CA	280,219	125,000	50	494,000	94%		66,000	Whole Foods	Anthropologie / HomeGoods / Dick's Sporting Goods / Multiple Restaurants
Santana Row		San Jose, CA	823,160		45	885,000	98%	662			Crate & Barrel / H&M / Container Store / Multiple Restaurants
San Antonio Center	(5)	San Francisco-Oakland-San Jose, CA	73,555		33	376,000	95%		11,000	Trader Joe's	Walmart / Kohl's / 24 Hour Fitness
Third Street Promenade		Los Angeles-Long Beach-Anaheim, CA	78,291		2	209,000	96%				Banana Republic / Old Navy / J. Crew / Abercrombie & Fitch
Westgate Center		San Jose, CA	151,695		44	647,000	98%		38,000	Walmart Neighborhood Market	Target / Nordstrom Rack / Nike Factory / Burlington
150 Post Street		San Francisco, CA	36,618		< 1	105,000	83%				Shreve & Co.
		Total California	1,928,671		284	4,489,000	96%

NY Metro/New Jersey
Brick Plaza		Monmouth-Ocean, NJ	73,144		46	422,000	69%				AMC / Barnes & Noble / Ulta / DSW
Brook 35	(3) (5)	New York-Northern New Jersey-Long Island, NY-NJ-PA	47,232	11,500	11	98,000	100%				Banana Republic / Gap / Coach / Williams-Sonoma
Darien		New Haven-Bridgeport-Stamford-Waterbury	49,526		9	95,000	96%		45,000	Stop & Shop	Equinox
Fresh Meadows		New York, NY	87,505		17	404,000	99%		15,000	Island of Gold	AMC / Kohl's / Michaels
Greenlawn Plaza		Nassau-Suffolk, NY	31,692		13	106,000	94%		46,000	Greenlawn Farms	Tuesday Morning
Greenwich Avenue		New Haven-Bridgeport-Stamford-Waterbury	14,127		1	36,000	100%				Saks Fifth Avenue
Hauppauge		Nassau-Suffolk, NY	28,872		15	134,000	99%		61,000	Shop Rite	A.C. Moore
Huntington		Nassau-Suffolk, NY	47,051		21	279,000	99%				Nordstrom Rack / Bed, Bath & Beyond / Buy Buy Baby / Michaels
Huntington Square		Nassau-Suffolk, NY	12,178		18	74,000	85%				Barnes & Noble
Melville Mall		Nassau-Suffolk, NY	86,118		21	251,000	95%				Marshalls / Dick's Sporting Goods / Field & Stream / Macy's Backstage
Mercer Mall	(6)	Trenton, NJ	125,513	55,583	50	530,000	98%		75,000	Shop Rite	TJ Maxx / Nordstrom Rack / Bed, Bath & Beyond / REI
The Grove at Shrewsbury	(3) (5)	New York-Northern New Jersey-Long Island, NY-NJ-PA	124,113	52,674	21	192,000	100%				Lululemon / Anthropologie / Pottery Barn / Williams-Sonoma
Troy		Newark, NJ	35,210		19	211,000	67%				L.A. Fitness / Michaels
		Total NY Metro/New Jersey	762,281		262	2,832,000	91%

Philadelphia Metropolitan Area
Andorra		Philadelphia, PA-NJ	25,793		22	264,000	94%		24,000	Acme Markets	Kohl's / L.A. Fitness / Staples
Bala Cynwyd		Philadelphia, PA-NJ	40,613		23	295,000	100%		45,000	Acme Markets	Lord & Taylor / Michaels / L.A. Fitness
Ellisburg		Philadelphia, PA-NJ	34,422		28	268,000	94%		47,000	Whole Foods	Buy Buy Baby / Stein Mart
Flourtown		Philadelphia, PA-NJ	16,941		24	156,000	98%		75,000	Giant Food	Movie Tavern
Langhorne Square		Philadelphia, PA-NJ	21,955		21	227,000	97%		55,000	Redner's Warehouse Mkts.	Marshalls / Planet Fitness

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2017
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Lawrence Park		Philadelphia, PA-NJ	35,118		29	373,000	97%		53,000	Acme Markets	TJ Maxx / HomeGoods / Barnes & Noble
Northeast		Philadelphia, PA-NJ	29,812		19	288,000	86%				Marshalls / Burlington / A.C. Moore
Town Center of New Britain		Philadelphia, PA-NJ	15,164		17	124,000	90%		36,000	Giant Food	Rite Aid / Dollar Tree
Willow Grove		Philadelphia, PA-NJ	30,141		13	211,000	96%				Marshalls / HomeGoods / Barnes & Noble
Wynnewood		Philadelphia, PA-NJ	42,827		14	251,000	100%		98,000	Giant Food	Bed, Bath & Beyond / Old Navy / DSW
		Total Philadelphia Metropolitan Area	292,786		210	2,457,000	95%

New England
Assembly Row / Assembly Square Marketplace	(4)	Boston-Cambridge-Quincy, MA-NH	642,609		65	779,000	98%				TJ Maxx / AMC / LEGOLAND Discovery Center / Multiple Restaurants & Outlets
Atlantic Plaza		Boston-Worcester-Lawrence-Lowell-Brockton, MA	25,597		13	123,000	96%		64,000	Stop & Shop
Campus Plaza		Boston-Worcester-Lawrence-Lowell-Brockton, MA	30,506		15	116,000	98%		46,000	Roche Bros.	Burlington
Chelsea Commons		Boston-Cambridge-Quincy, MA-NH	42,856	6,423	37	222,000	99%	56	16,000	Sav-A-Lot	Home Depot / Planet Fitness
Dedham Plaza		Boston-Cambridge-Quincy, MA-NH	38,915		19	241,000	93%		80,000	Star Market	Planet Fitness
Linden Square		Boston-Cambridge-Quincy, MA-NH	148,043		19	223,000	96%		50,000	Roche Bros.	CVS
North Dartmouth		Boston-Cambridge-Quincy, MA-NH	9,368		28	48,000	100%		48,000	Stop & Shop
Queen Anne Plaza		Boston-Cambridge-Quincy, MA-NH	18,294		17	149,000	100%		50,000	Big Y Foods	TJ Maxx / HomeGoods
Saugus Plaza		Boston-Cambridge-Quincy, MA-NH	15,259		15	169,000	100%		55,000	Super Stop & Shop	Kmart
		Total New England	971,447		228	2,070,000	98%

South Florida
Cocowalk	(3) (7)	Miami-Ft Lauderdale	109,308		3	211,000	75%				Gap / Cinepolis Theaters / Youfit Health Club
Del Mar Village		Miami-Ft Lauderdale	64,129		17	196,000	94%		44,000	Winn Dixie	CVS
The Shops at Sunset Place	(3)	Miami-Ft Lauderdale	121,683	67,628	10	523,000	79%				AMC / L.A. Fitness / Barnes & Noble / Restoration Hardware Outlet
Tower Shops		Miami-Ft Lauderdale	97,114		67	421,000	99%		12,000	Trader Joe's	TJ Maxx / Ross Dress For Less / Best Buy / DSW
		Total South Florida	392,234		97	1,351,000	87%

Baltimore
Governor Plaza		Baltimore, MD	27,385		24	243,000	100%		16,500	Aldi	Dick's Sporting Goods / A.C. Moore
Perring Plaza		Baltimore, MD	30,959		29	395,000	100%		58,000	Shoppers Food Warehouse	Home Depot / Micro Center / Burlington
THE AVENUE at White Marsh	(5)	Baltimore, MD	111,861	52,705	35	311,000	99%				AMC / Ulta / Old Navy / Barnes & Noble
The Shoppes at Nottingham Square		Baltimore, MD	17,472		4	32,000	100%
White Marsh Plaza		Baltimore, MD	25,419		7	80,000	96%		54,000	Giant Food
White Marsh Other		Baltimore, MD	53,198		22	73,000	97%
		Total Baltimore	266,294		121	1,134,000	99%

Chicago
Crossroads		Chicago, IL	31,953		14	168,000	83%				L.A. Fitness / Binny's / Guitar Center

Federal Realty Investment Trust
Real Estate Status Report
June 30, 2017
Property Name		MSA Description	Real Estate at Cost	Mortgage and/or Capital Lease Obligation (1)	Acreage	GLA (2)	% Leased (2)	Residential Units	Grocery Anchor GLA	Grocery Anchor	Other Retail Tenants
			(in thousands)	(in thousands)
Finley Square		Chicago, IL	37,217		21	279,000	87%				Bed, Bath & Beyond / Buy Buy Baby / Petsmart / Portillo's
Garden Market		Chicago, IL	14,139		2	140,000	98%		63,000	Mariano's Fresh Market	Walgreens
North Lake Commons		Chicago, IL	17,834		13	129,000	89%		77,000	Jewel Osco
Riverpoint Center		Chicago, IL	119,951		17	211,000	97%		86,000	Jewel Osco	Marshalls / Old Navy
		Total Chicago	221,094		67	927,000	91%

Other
Barracks Road		Charlottesville, VA	65,366		40	498,000	97%		99,000	Harris Teeter / Kroger	Anthropologie / Nike / Bed, Bath & Beyond / Old Navy
Bristol Plaza		Hartford, CT	31,376		22	266,000	97%		74,000	Stop & Shop	TJ Maxx
Eastgate Crossing		Raleigh-Durham-Chapel Hill, NC	32,237		17	158,000	97%		13,000	Trader Joe's	Ulta / Stein Mart / Petco
Gratiot Plaza		Detroit, MI	19,820		20	217,000	100%		69,000	Kroger	Bed, Bath & Beyond / Best Buy / DSW
Lancaster	(6)	Lancaster, PA	14,000	4,907	11	127,000	98%		75,000	Giant Food	Michaels
29th Place		Charlottesville, VA	40,898	4,449	15	169,000	97%				HomeGoods / DSW / Stein Mart / Staples
Willow Lawn		Richmond-Petersburg, VA	94,431		37	462,000	99%		66,000	Kroger	Old Navy / Ross Dress For Less / Gold's Gym / DSW
		Total Other	298,128		162	1,897,000	98%

Grand Total			$7,091,427	$484,903	1,882	23,240,000	95%	1,867

Notes:
(1)
The mortgage or capital lease obligations differ from the total reported on the consolidated balance sheet due to the unamortized discount, premium, and/or debt issuance costs on certain mortgage payables.

(2)
Represents the GLA and the percentage leased of the commercial portion of the property. Some of our properties include office space which is included in this square footage. Excludes newly created redevelopment square footage not yet in service, as well as residential and hotel square footage.

(3)	The Trust has a controlling financial interest in this property.
(4)	Portion of property is currently under development. See further discussion in the Assembly Row and Pike & Rose schedules.
(5)
All or a portion of the property is owned in a "downREIT" partnership, of which a wholly owned subsidiary of the Trust is the sole general partner, with third party partners holding operating partnership units.

(6)	All or a portion of property subject to capital lease obligation.
(7)	This property includes interests in five buildings in addition to our initial acquisition.

Federal Realty Investment Trust
Retail Leasing Summary (1)
June 30, 2017

Total Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2017	100	100%	397,555	$45.55	$40.16	$2,144,347	13%	27%	9.6	$18,524,282	$46.60
1st Quarter 2017	102	100%	523,869	$34.91	$31.31	$1,884,636	11%	23%	8.1	$19,672,170	$37.55	(7)
4th Quarter 2016	77	100%	274,622	$37.10	$32.27	$1,325,040	15%	27%	7.2	$9,874,657	$35.96	(7)
3rd Quarter 2016	93	100%	427,021	$31.25	$27.40	$1,641,966	14%	27%	8.3	$15,287,078	$35.80
Total - 12 months	372	100%	1,623,067	$36.92	$32.61	$6,995,989	13%	26%	8.4	$63,358,187	$39.04

New Lease Summary - Comparable (2)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2017	37	37%	161,605	$34.63	$29.36	$850,568	18%	31%	8.9	$10,708,134	$66.26
1st Quarter 2017	45	44%	288,388	$35.45	$30.21	$1,509,806	17%	31%	10.2	$19,226,044	$66.67	(7)
4th Quarter 2016	28	36%	115,640	$45.50	$34.45	$1,278,167	32%	53%	9.6	$9,592,450	$82.95	(7)
3rd Quarter 2016	39	42%	168,213	$35.12	$28.99	$1,030,672	21%	35%	11.1	$10,692,617	$63.57
Total - 12 months	149	40%	733,846	$36.78	$30.41	$4,669,213	21%	36%	10.0	$50,219,245	$68.43

Renewal Lease Summary - Comparable (2) (9)
Quarter	Number of Leases Signed	% of Comparable Leases Signed	GLA Signed	Contractual Rent (3) Per Sq. Ft.	Prior Rent (4) Per Sq. Ft.	Annual Increase in Rent	Cash Basis % Increase Over Prior Rent	Straight-lined Basis % Increase Over Prior Rent	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2017	63	63%	235,950	$53.04	$47.55	$1,293,779	12%	25%	9.8	$7,816,148	$33.13	(8)
1st Quarter 2017	57	56%	235,481	$34.24	$32.65	$374,830	5%	14%	5.4	$446,126	$1.89
4th Quarter 2016	49	64%	158,982	$30.99	$30.69	$46,873	1%	6%	4.5	$282,207	$1.78
3rd Quarter 2016	54	58%	258,808	$28.74	$26.37	$611,294	9%	21%	6.0	$4,594,461	$17.75
Total - 12 months	223	60%	889,221	$37.04	$34.43	$2,326,776	8%	19%	7.1	$13,138,942	$14.78

Total Lease Summary - Comparable and Non-comparable (2) (10)
Quarter					Number of Leases Signed	GLA Signed		Contractual Rent (3) Per Sq. Ft.	Weighted Average Lease Term (5)	Tenant Improvements & Incentives (6)	Tenant Improvements & Incentives Per Sq. Ft.
2nd Quarter 2017					111	432,164		$46.16	9.5	$19,131,023	$44.27
1st Quarter 2017					114	591,765		$34.87	8.3	$24,718,054	$41.77
4th Quarter 2016					89	347,604		$38.25	8.2	$11,290,441	$32.48
3rd Quarter 2016					102	452,836		$32.06	8.5	$17,575,645	$38.81
Total - 12 months					416	1,824,369		$37.49	8.7	$72,715,163	$39.86

Notes:
(1)	Leases on this report represent retail activity only; office and residential leases are not included.
(2)	Comparable leases represent those leases signed on spaces for which there was a former tenant.
(3)	Contractual rent represents contractual minimum rent under the new lease for the first 12 months of the term.
(4)	Prior rent represents minimum rent and percentage rent, if any, paid by the prior tenant in the final 12 months of the term.
(5)	Weighted average is determined on the basis of contractual rent for the first 12 months of the term.
(6)	See Glossary of Terms.
(7)
Approximately $3.5 million ($2.28 per square foot) in 1st Quarter 2017 and $0.3 million ($0.74 per square foot) in 4th Quarter 2016 of the Tenant Improvements & Incentives are for properties under active redevelopment (e.g. Montrose Crossing and Willow Lawn) and are included in the Projected Cost for those projects on the Summary of Redevelopment Opportunities.

(8)
Approximately $7.5 million of the Tenant Improvements & Incentives is attributable to one 20 year anchor tenant renewal; total Tenant Improvements & Incentives without this lease would be $1.58 per square foot.

(9)	Renewal leases represent expiring leases rolling over with the same tenant in the same location. All other leases are categorized as new.
(10)
The Number of Leases Signed, GLA Signed, Contractual Rent Per Sq Ft and Weighted Average Lease Term columns include information for leases signed at our Assembly Row and Pike & Rose projects. The Tenant Improvements & Incentives and Tenant Improvements & Incentives Per Sq Ft columns do not include the tenant improvements and incentives on leases signed for those projects; these amounts for leases signed for Assembly Row and Pike & Rose are included in the Projected Cost column for those projects shown on the Assembly Row and Pike & Rose schedule.

Federal Realty Investment Trust
Lease Expirations
June 30, 2017

Assumes no exercise of lease options

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2017	209,000	1%	$13.31	382,000	5%	$33.17	591,000	3%	$26.13
2018	1,474,000	10%	$18.56	890,000	13%	$38.63	2,364,000	11%	$26.11
2019	2,057,000	14%	$19.01	823,000	12%	$38.42	2,881,000	13%	$24.55
2020	1,407,000	10%	$17.20	895,000	13%	$40.86	2,303,000	11%	$26.40
2021	1,592,000	11%	$21.48	894,000	13%	$43.43	2,485,000	12%	$29.37
2022	1,919,000	13%	$18.10	876,000	12%	$40.29	2,795,000	13%	$25.06
2023	877,000	6%	$20.61	511,000	7%	$45.40	1,388,000	6%	$29.74
2024	869,000	6%	$16.19	484,000	7%	$45.00	1,352,000	6%	$26.49
2025	853,000	6%	$22.48	473,000	7%	$40.68	1,326,000	6%	$28.98
2026	539,000	4%	$25.92	319,000	5%	$45.87	857,000	4%	$33.34
Thereafter	2,777,000	19%	$22.63	455,000	6%	$48.68	3,233,000	15%	$26.30
Total (3)	14,573,000	100%	$19.93	7,002,000	100%	$41.47	21,575,000	100%	$26.92

Assumes all lease options are exercised

	Anchor Tenants (1)			Small Shop Tenants			Total
Year	Expiring SF	% of Anchor SF	Minimum Rent PSF (2)	Expiring SF	% of Small Shop SF	Minimum Rent PSF (2)	Expiring SF (4)	% of Total SF	Minimum Rent PSF (2)
2017	54,000	0%	$6.23	279,000	4%	$32.65	332,000	1%	$28.37
2018	485,000	3%	$20.40	550,000	8%	$39.92	1,035,000	5%	$30.77
2019	531,000	4%	$19.95	546,000	8%	$38.69	1,078,000	5%	$29.45
2020	259,000	2%	$18.31	577,000	8%	$40.10	837,000	4%	$33.35
2021	406,000	3%	$23.55	520,000	7%	$46.20	926,000	4%	$36.27
2022	343,000	2%	$24.18	571,000	8%	$38.95	914,000	4%	$33.41
2023	405,000	3%	$19.69	432,000	6%	$41.75	836,000	4%	$31.07
2024	501,000	3%	$20.86	361,000	5%	$43.85	862,000	4%	$30.49
2025	362,000	3%	$22.05	419,000	6%	$41.17	781,000	4%	$32.31
2026	403,000	3%	$27.32	390,000	6%	$42.15	793,000	4%	$34.62
Thereafter	10,824,000	74%	$19.37	2,357,000	34%	$42.94	13,181,000	61%	$23.58
Total (3)	14,573,000	100%	$19.93	7,002,000	100%	$41.47	21,575,000	100%	$26.92

Notes:
(1)	Anchor is defined as a tenant leasing 10,000 square feet or more.
(2)	Minimum Rent reflects in-place contractual (defined as cash-basis excluding rent abatements) rent as of June 30, 2017.
(3)	Represents occupied square footage as of June 30, 2017.
(4)	Individual items may not add up to total due to rounding.

Federal Realty Investment Trust
Portfolio Leased Statistics
June 30, 2017

Overall Portfolio Statistics (1)	At June 30, 2017			At June 30, 2016

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (3) (4) (sf)	23,240,000	21,971,000	94.5%	22,294,000	21,078,000	94.5%

Residential Properties (units)	1,867	1,816	97.3%	1,867	1,723	92.3%

Same Center Statistics (1)	At June 30, 2017			At June 30, 2016

Type	Size	Leased	Leased %	Size	Leased	Leased %

Retail Properties (2) (4) (5) (sf)	18,322,000	17,565,000	95.9%	18,332,000	17,589,000	95.9%

Residential Properties (units) (5)	1,326	1,290	97.3%	1,326	1,275	96.2%

Notes:

(1)	See Glossary of Terms.
(2)	Leasable square feet excludes redevelopment square footage not yet placed in service.
(3)	At June 30, 2017 leased percentage was 97.1% for anchor tenants and 89.6% for small shop tenants.
(4)	Occupied percentage was 93.0% and 92.9% at June 30, 2017 and 2016, respectively, and same center occupied percentage was 94.6% and 94.9% at June 30, 2017 and 2016, respectively.
(5)	Excludes properties purchased, sold or under redevelopment or development.

Federal Realty Investment Trust
Summary of Top 25 Tenants
June 30, 2017

Rank	Tenant Name	Credit Ratings (S&P/Moody's/Fitch) (1)	Annualized Base Rent	Percentage of Total Annualized Base Rent (3)	Tenant GLA	Percentage of Total GLA (3)	Number of Stores Leased

1	Ahold USA, Inc.	BBB / Baa2 / BBB	$17,440,000	3.00%	1,036,000	4.46%	17
2	TJX Companies, The	A+ / A2 / NR	$15,742,000	2.71%	885,000	3.81%	27
3	Gap, Inc., The	BB+ / Baa2 / BB+	$13,258,000	2.28%	366,000	1.57%	27
4	Bed, Bath & Beyond, Inc.	BBB+ / Baa1 / NR	$13,170,000	2.27%	736,000	3.17%	20
5	Splunk, Inc.	NR / NR / NR	$10,276,000	1.77%	235,000	1.01%	1
6	L.A. Fitness International LLC	B+ / B2 / NR	$9,833,000	1.69%	426,000	1.83%	10
7	CVS Corporation	BBB+ / Baa1 / NR	$8,508,000	1.46%	207,000	0.89%	17
8	AMC Entertainment Inc.	B+ / B2 / B	$6,850,000	1.18%	317,000	1.36%	6
9	Ascena Retail Group, Inc. (Dress Barn, Loft, Lou & Grey, Ann Taylor, Catherine's, Justice, Lane Bryant)	BB- / Ba3 / NR	$6,330,000	1.09%	203,000	0.87%	34
10	Dick's Sporting Goods, Inc.	NR / NR / NR	$6,208,000	1.07%	257,000	1.11%	6
11	DSW, Inc	NR / NR / NR	$5,908,000	1.02%	243,000	1.05%	12
12	Home Depot, Inc.	A / A2 / A	$5,674,000	0.98%	438,000	1.88%	5
13	Best Buy Co., Inc.	BBB- / Baa1 / BBB-	$5,610,000	0.97%	186,000	0.80%	4
14	Barnes & Noble, Inc.	NR / NR / NR	$5,535,000	0.95%	244,000	1.05%	9
15	Michaels Stores, Inc.	BB- / Ba2 / NR	$5,331,000	0.92%	286,000	1.23%	12
16	Bank of America, N.A.	BBB+ / Baa1 / A	$5,245,000	0.90%	97,000	0.42%	21
17	Nordstrom, Inc.	BBB+ / Baa1 / BBB+	$4,913,000	0.85%	195,000	0.84%	5
18	AB Acquisition LLC (Acme, Safeway)	NR / B1 / NR	$4,786,000	0.82%	489,000	2.10%	8
19	Kroger Co., The	BBB / Baa1 / BBB	$4,677,000	0.80%	419,000	1.80%	9
20	Whole Foods Market, Inc.	BBB- / Baa3 / NR	$4,642,000	0.80%	167,000	0.72%	4
21	Ross Stores, Inc.	A- / A3 / NR	$4,245,000	0.73%	238,000	1.02%	8
22	Saks & Company	B / B2 / NR	$4,090,000	0.70%	100,000	0.43%	3
23	Starbucks Corporation	A / A2 / A	$3,998,000	0.69%	66,000	0.28%	40
24	Staples, Inc.	BBB- / Baa2 / BB+	$3,884,000	0.67%	171,000	0.74%	9
25	Wells Fargo Bank, N.A.	A / A2 / AA-	$3,822,000	0.66%	48,000	0.21%	14
	Totals - Top 25 Tenants		$179,975,000	30.97%	8,055,000	34.66%	328

	Total:		$581,130,000	(2)	23,240,000	(4)	2,888

Notes:
(1)	Credit ratings are as of June 30, 2017. Subsequent rating changes have not been reflected.
(2)	Reflects aggregate, annualized in-place contractual (defined as cash-basis excluding rent abatements) minimum rent for all occupied spaces as of June 30, 2017.
(3)	Individual items may not add up to total due to rounding.
(4)	Excludes redevelopment square footage not yet placed in service.

Federal Realty Investment Trust
Reconciliation of FFO Guidance
June 30, 2017

The following table provides a reconciliation of the range of estimated earnings per diluted share to estimated FFO per diluted share for the full year 2017. Estimates include the impact of the pending acquisition announced on August 1, 2017, but do not include the impact from potential acquisitions or dispositions which have not closed as of August 2, 2017.

	Full Year 2017 Guidance Range

	Low	High
Estimated net income available to common shareholders, per diluted share	$3.31	$3.39
Adjustments:
Estimated gain on sale of real estate, net	(0.26)	(0.26)
Estimated depreciation and amortization of real estate	2.55	2.55
Estimated amortization of initial direct costs of leases	0.25	0.25
Estimated FFO per diluted share	$5.86	$5.94

Note:
See Glossary of Terms. Individual items may not add up to total due to rounding.

Glossary of Terms

Adjusted EBITDA: Adjusted EBITDA is a non-GAAP measure that means net income or loss plus depreciation and amortization, net interest expense, income taxes, gain or loss on sale of real estate, and impairments of real estate, if any. Adjusted EBITDA is presented because it approximates a key performance measure in our debt covenants, but it should not be considered an alternative measure of operating results or cash flow from operations as determined in accordance with GAAP. The reconciliation of net income to EBITDA and Adjusted EBITDA for the three and six months ended June 30, 2017 and 2016 is as follows:

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2017	2016	2017	2016
	(in thousands)
Net income	$78,133	$58,898	136,203	137,961
Depreciation and amortization	52,666	48,435	104,045	96,234
Interest expense	23,907	23,101	47,665	46,830
Provision for income tax (1)	1,698	—	1,698	—
Other interest income	(68)	(77)	(174)	(180)
EBITDA	156,336	130,357	289,437	280,845
Gain on sale of real estate and change in control of interests	(20,694)	(1,787)	(20,872)	(27,513)
Adjusted EBITDA	$135,642	$128,570	$268,565	$253,332
(1) Provision for income tax related to condominium sales gains.

Funds From Operations (FFO): FFO is a supplemental measure of real estate companies' operating performances. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as follows: net income, computed in accordance with GAAP plus real estate related depreciation and amortization and excluding extraordinary items and gains and losses on sale of real estate, and impairment write-downs of depreciable real estate. NAREIT developed FFO as a relative measure of performance and liquidity of an equity REIT in order to recognize that the value of income-producing real estate historically has not depreciated on the basis determined under GAAP. However, FFO does not represent cash flows from operating activities in accordance with GAAP (which, unlike FFO, generally reflects all cash effects of transactions and other events in the determination of net income); should not be considered an alternative to net income as an indication of our performance; and is not necessarily indicative of cash flow as a measure of liquidity or ability to pay dividends. We consider FFO a meaningful, additional measure of operating performance primarily because it excludes the assumption that the value of real estate assets diminishes predictably over time, and because industry analysts have accepted it as a performance measure. Comparison of our presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the NAREIT definition used by such REITs.

Property Operating Income: Rental income, other property income and mortgage interest income, less rental expenses and real estate taxes.

Overall Portfolio: Includes all operating properties owned in reporting period.

Same Center: Information provided on a same center basis is provided for only those properties that were owned, operated, and consolidated for the entirety of both periods being compared, excludes properties that were redeveloped, expanded or under development and properties purchased or sold at any time during the periods being compared. Same center growth statistics are calculated on a GAAP basis.

Tenant Improvements and Incentives: Represents not only the total dollars committed for the improvement (fit-out) of a space as it relates to a specific lease and, except for redevelopments, may also include base building costs (i.e. expansion, escalators or new entrances) which are required to make the space leasable. Incentives include amounts paid to tenants as an inducement to sign a lease that do not represent building improvements.